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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


       Date of report (Date of earliest event reported) December 30, 2008


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                               WE SELL FOR U CORP.
             (Exact name of registrant as specified in its charter)

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         Florida                       333-148855               26-1568357
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
    of Incorporation)                 File Number)          Identification No.)


        580 St. Kilda Road - Level 8, Melbourne, Victoria, Australia 3004
               (Address of principal executive offices) (Zip Code)

                                 61-3-8532-2800
              (Registrant's telephone number, including area code)

                      8700 Shadow Bay Way, Osprey, FL 34229
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

| | Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement

         In accordance with a Stock Purchase Agreement dated as of December 30, 2008 (the "Stock Purchase Agreement"), by and among Power Developments Pty Ltd., an Australian corporation ("Power"), certain selling stockholders named therein (the "Selling Stockholders") and We Sell For U Corp., a Florida corporation (the "Company"), on December 30, 2008, Power acquired an aggregate of 13,800,000 share of common stock, par value $.0001 per share (the "Common Stock") of the Company from the Selling Stockholders for an aggregate purchase price of $311,458.

         The Stock Purchase Agreement required, as a condition of closing, that the Company's existing officers and directors resign their positions as officers and directors of the Company and appoint Mr. Joseph Gutnick as the President, Chief Executive Officer and sole director of the Company and Mr. Peter Lee as the Chief Financial Officer and the Secretary of the Company.

         Following the closing of the Stock Purchase Agreement, the Company intends to consider various business opportunities in the energy and mining fields.


Item 5.01         Change in Control of Registrant

         The information set forth above in response to Item 1.01 is incorporated herein by this reference.


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

         Information set forth above in response to Item 1.01 is hereby incorporated herein by this reference.

         The following is certain biographical information with respect to the Company's new officers and director:

Joseph Gutnick

         Mr. Gutnick has been Chairman of the Board, President and Chief Executive Officer of Legend International Holdings, Inc.(LGDI.OB) since November 2004 and has been Chairman of the Board, President and Chief Executive Officer of numerous public listed companies in Australia and the USA specializing in the mining sector since 1980 and is currently a Director of Quantum Resources Limited. Mr. Gutnick was previously been a Director of the World Gold Council. He is a Fellow of the Australasian Institute of Mining & Metallurgy and the Australian Institute of Management and a Member of the Australian Institute of Company Directors.

Peter Lee

         Mr. Lee has been Chief Financial Officer since March 2005 and Secretary since November 2004 of Legend International Holdings, Inc. He is a Director, Chief Financial Officer and Secretary of Golden River Resources Corp, a Delaware corporation (GORV.OB). Mr. Lee is a Member of the Institute of Chartered Accountants in Australia, a Fellow of Chartered Secretaries Australia Ltd., a Member of the Australian Institute of Company Directors and holds a Bachelor of Business (Accounting) from Royal Melbourne Institute of Technology. He has over 25 years commercial experience and is currently General Manager Corporate and Company Secretary of several listed public companies in Australia.
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Item 9.01         Financial Statements and Exhibits

      (d)         Exhibits

                  99.1    Stock Purchase Agreement
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  WE SELL FOR U CORP.



                                                  By:      /s/ Peter Lee
                                                      --------------------------
                                                  Name:    Peter Lee
                                                  Title:   CFO & Secretary

Date:  January 7, 2009
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                                INDEX TO EXHIBITS


99.1:               Stock Purchase Agreement